EXHIBIT 4.1

HORNBECK OFFSHORE SERVICES, INC.

AND

THE GUARANTORS PARTY HERETO

Series A and Series B

6.125% Senior Notes due 2014

INDENTURE

Dated as of November 23, 2004

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

CROSS REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310(a)(1)		7.10
(a)(2)		7.10
(a)(3)		N/A
(a)(4)		N/A
(a)(5)		7.10
(b)		7.10
(c)		N/A
311(a)		7.11
(b)		7.11
(c)		N/A
312(a)		2.05
(b)		11.03
(c)		11.03
313(a)		7.06
(b)(1)		7.06
(b)(2)		7.06,7.07
(c)		7.06,11.02
(d)		7.06
314(a)		4.03,4.04,11.02
(b)		N/A
(c)(1)		11.04
(c)(2)		11.04
(c)(3)		N/A
(d)		N/A
(e)		11.05
(f)		N/A
315(a)		7.01
(b)		7.05,11.02
(c)		7.01
(d)		7.01
(e)		6.11
316(a)	(last sentence)	2.09
(a)(1)(A)		6.05
(a)(1)(B)		6.04
(a)(2)		N/A
(b)		6.07
(c)		2.12
317(a)(1)		6.08
(a)(2)		6.09
(b)		2.04
318(a)		11.01
(b)		N/A
(c)		11.01

N/A means not applicable

*	This Cross-Reference Table is not part of the Indenture

i

i

Section 11.07	No Personal Liability of Directors, Officers, Employees and Shareholders.	78

Section 11.08	Governing Law.	78

Section 11.09	No Adverse Interpretation of Other Agreements.	78

Section 11.10	Successors.	78

Section 11.11	Severability.	78

Section 11.12	Counterpart Originals.	78

Section 11.13	Table of Contents, Headings, etc.	78

Section 11.14	Consent to Jurisdiction.	78

EXHIBITS AND ANNEXES

EXHIBIT A	Form of Note	A-1

EXHIBIT B-1	Certificate of Transferor from 144A Global Note to Regulation S Global Note	B-1-1

EXHIBIT B-2	Certificate of Transferor from Regulation S Global Note to 144A Global Note	B-2-1

EXHIBIT B-3	Certificate of Transferor of Definitive Notes	B-3-1

EXHIBIT C	Certificate of Institutional Accredited Investor	C-1

EXHIBIT D	Form of Notation of Subsidiary Guarantee	D-1

EXHIBIT E	Form of Supplemental Indenture	E-1

ANNEX A	Registration Rights Agreement	1

v

This Indenture, dated as of November 23, 2004, is among Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), the Guarantors (as hereinafter defined) party hereto and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITAL:

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6.125% Series A Senior Notes due 2014 (the “Series A Notes”) and the 6.125% Series B Senior Notes due 2014 (the “Series B Notes” and, together with the Series A Notes, the “Notes”), without preference of one series of Notes over the other:

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 DEFINITIONS.

“144A Global Note” means a permanent global senior note that contains the clause referred to in footnote 1, the paragraphs referred to in footnotes 2 and 3 and the additional schedule referred to in footnote 4 to the form of the Note attached hereto as Exhibit A, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing Notes originally issued or transferred in reliance on Rule 144A (the “Rule 144A Notes”).

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with acquisitions of properties or assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of properties or assets from such Person.

“Additional Interest” means all additional interest then owing pursuant to a Registration Rights Agreement. Unless the context indicates otherwise, all references to “interest” in this Indenture or the Notes shall be deemed to include any Additional Interest.

“Affiliate” of any specified Person means an “affiliate” of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository, Euroclear or Clearstream that apply to such transfer or exchange.

“Asset Sale” means (a) the sale, lease, conveyance or other disposition (a “disposition”) of any properties, assets or rights (including, without limitation, by way of a sale and leaseback), excluding dispositions in the ordinary course of business (provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be subject to Sections 4.15 and 5.01 of this Indenture and not to the provisions of Section 4.10 hereof), (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries, and (c) any Event of Loss, whether in the case of clause (a), (b) or (c), in a single transaction or a series of related transactions, provided that such transaction or series of related transactions (i) involves properties, assets or rights having a fair market value in excess of $5,000,000 or (ii) results in the payment of net proceeds (including insurance proceeds from an Event of Loss) in excess of $5,000,000. Notwithstanding the foregoing provisions of this definition, the following transactions will be deemed not to be Asset Sales: (A) a disposition of obsolete or excess equipment or other properties or assets; (B) a disposition of properties or assets (including Equity Interests) by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary; (C) a disposition of cash or Cash Equivalents; (D) disposition of properties or assets (including Equity Interests) that constitutes a Permitted Investment or a Restricted Payment that is permitted by Section 4.07 of this Indenture; (E) any charter or lease of any equipment or other properties or assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such charter or lease that provides for the acquisition of such properties or assets by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such properties or assets occurs; and (F) any trade or exchange by the Company or any Restricted Subsidiary of the Company of equipment or other properties or assets for equipment or other properties or assets owned or held by another Person, provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the fair market value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary. The fair market value of any non cash proceeds of a disposition of properties or assets and of any properties or assets referred to in the foregoing clauses (E) and (F) of this definition shall be determined in the manner contemplated in the definition of the term “fair market value,” the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee.

“Attributable Indebtedness” in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-lease-back transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

“Board Resolution” means a copy of a resolution delivered to the Trustee and certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality of any such government (provided that the full faith and credit of such government is pledged in support thereof), in each case having maturities of not more than six months from the date of acquisition, (b) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with or issued by any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500,000,000 and whose long term debt securities are rated at least A3 by Moody’s and at least A by S&P, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having a rating of at least P-1 from Moody’s or at least A-1 from S&P and in each case maturing within 270 days after the date of acquisition, (e) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (b) above, provided that all deposits referred to in this clause (e) are made in the ordinary course of business and do not exceed $2,000,000 in the aggregate at any one time, and (f) money market mutual funds substantially all of the assets of which are of the type described in any of the foregoing clauses (a) through (d).

“Change of Control” means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, (b) the adoption of a voluntary plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation, but excluding the effect of any voting arrangement pursuant to any agreement among the Company and any stockholders of the Company as in effect on the Issue Date) the result of which is that any “person” (as such term is used in Section 13(d) (3) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding Voting Stock of the Company or (d) the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (i) the shareholders of the Company immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of such other Person immediately following the consummation of such transaction and (ii) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company. For purposes of this definition, a time charter of, bareboat charter or other contract for, Vessels to customers in the ordinary course of business shall not be deemed a lease under clause (a) above.

“Clearstream” means Clearstream Banking, société anonyme.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period, (a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, (c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries, and (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four-quarter reference period: (a) any incurrence, assumption, guarantee, repayment, purchase or redemption by such Person or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event occurred for which the calculation of the Consolidated Interest Coverage Ratio is made (the “Calculation Date”); (b) any acquisition that has been made by such Person or any of its Restricted Subsidiaries, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date; (c) any delivery to, or acquisition by, such Person or any of its Restricted Subsidiaries of any newly constructed vessel (or vessels), whether constructed by such Person or otherwise (including, but not limited to offshore supply vessels, offshore service vessels, crewboats, fast supply vessels, anchor handling and towing supply vessels, tankers, tugs and tank barges) usable in the normal course of business of such Person or any of its Restricted Subsidiaries, that is (or are) subject to a Qualified Services Contract and (d) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X under the Securities Act as in effect from time to time; provided, further, however, that (i) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (ii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. For purposes of clause (c) of this definition, the amount of Consolidated Cash Flow attributable to such vessel (or vessels) shall be calculated in good faith by a responsible financial or accounting officer of such Person and shall include in the calculation of the Consolidated Interest Coverage Ratio the revenues to be earned pursuant to the Qualified Services Contract relating to such vessel (or vessels), taking into account, where applicable, only contractual minimum amounts, and the estimated expenses related thereto. Such estimated expenses shall be based on the expenses of the most nearly comparable vessel in such Person’s fleet or, if no such comparable vessel exists, then on the industry average for expenses of comparable vessels; provided, however, in determining the estimated expenses attributable to such new vessel (or vessels), the calculation shall give effect to the interest expense attributable to the incurrence, assumption or guarantee of any Indebtedness relating to the construction, delivery or acquisition of such new vessel (or vessels) in accordance with clause (a) of this definition. Notwithstanding the foregoing, in any calculation of Consolidated Interest Coverage Ratio based on the foregoing clause (c), the pro forma inclusion of Consolidated Cash Flow attributable to such Qualified Services Contract for the four-quarter reference period shall be reduced by the actual Consolidated Cash Flow from such new vessel (or vessels) previously earned and accounted for in the actual results for the four-quarter reference period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding

(i) amortization of debt issuance costs and (ii) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity, to the extent that any of such nonrecurring charges constitute interest expense) and (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (c) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Statement of Financial Accounting Standards No. 133 shall be excluded and (d) the cumulative effect of a change in accounting principles shall be excluded. In addition, notwithstanding the preceding, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity.

“Consolidated Net Tangible Assets” means, with respect to any Person as of any date, the sum of the amounts that would appear on a consolidated balance sheet of such Person and its consolidated Restricted Subsidiaries as the total assets of such Person and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and after deducting therefrom, (a) to the extent otherwise included, unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or development expenses and other intangible items and (b) the aggregate amount of liabilities of such Person and its Restricted Subsidiaries which may be properly classified as current liabilities (including tax accrued as estimated), determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (b) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (1) all write-ups

(other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (2) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries and (3) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case determined in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the Issue Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least two-thirds of the directors who were members of the Board of Directors on the Issue Date or who were so elected to the Board of Directors thereafter.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Facility” means that certain Amended and Restated Credit Agreement dated as of February 13, 2004 among certain Restricted Subsidiaries of the Company and Hibernia National Bank, as agent, and Hibernia National Bank, Fortis Capital Corp., Southwest Bank of Texas, N.A., DVB Bank Aktiengesellscheft and Wells Fargo Bank, N.A., as lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, supplemented, extended, renewed, replaced, refinanced or restructured from time to time, whether by the same or any other agent or agents, lender or group of lenders, whether represented by one or more agreements and whether one or more Subsidiaries are added or removed as borrowers or guarantors thereunder or as parties thereto.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Notes” means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1, 2 and 4 thereto).

“Depository” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and becomes such pursuant to the applicable provision of this Indenture, and, thereafter, “Depository” shall mean or include such successor.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with Section 4.10 or 4.15 of this Indenture, as the case may be.

“$,” “dollars” and “U.S. dollars” denote the lawful currency of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank N.V./S.A or its successor as operator of the Euroclear System.

“Event of Loss” means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (b) the confiscation, condemnation or requisition of title to such property or asset by any government or instrumentality or agency thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” means the offer that may be made by the Company pursuant to a Registration Rights Agreement to issue Series B Notes in exchange for Series A Notes.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the Issue Date, until such amounts are repaid, but shall not include any Indebtedness that is repaid with the proceeds of the Original Notes.

The term “fair market value” means, with respect to any property, asset or Investment, the fair market value of such property asset or Investment at the time of the event requiring such determination, as determined in good faith by the Company, or, with respect to any property asset or Investment in excess of $20,000,000 (other than cash or Cash Equivalents), as determined by a reputable investment appraisal firm that is, in the judgment of the disinterested members of such Board of Directors, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia and that conducts substantially all of its operations outside the United States.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Note” means, individually and collectively, the Unrestricted Global Note, the Regulation S Global Note, the IAI Global Note and the 144A Global Note.

“Guarantor” means (a) each Restricted Subsidiary of the Company named on the signature pages hereof, (b) any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of this Indenture and (c) the respective successors and assigns of such Restricted Subsidiaries, as required under Article 10 hereof, in each case until such time as any such Restricted Subsidiary shall be released and relieved of its obligations pursuant to the provisions of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (c) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates, in each case to the extent such obligations are incurred in the ordinary course of business of such Person and not for speculative purposes.

“Holder” or “Noteholder” means a Person in whose name a Note is registered.

“IAI Global Note” means a permanent global senior note that contains the clause referred to in footnote 1, the paragraphs referred to in footnotes 2 and 3 and the additional schedule referred to in footnote 4 to the form of the Note attached hereto as Exhibit A, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing Notes transferred to Institutional Accredited Investors (the “IAI Notes”).

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money including, without limitation, any guarantee thereof, or (ii) evidenced by bonds, debentures, notes or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers’ acceptances or representing Capital Lease Obligations or the deferred and unpaid purchase price of any property or assets, or representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided, however, that any accrued expense or trade payable of such Person shall not constitute Indebtedness. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of such Person and its Restricted Subsidiaries thereunder).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds an interest through a Participant.

“Initial Purchasers” means Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Jefferies & Company, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not a QIB.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any property or assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments: (i) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (ii) Hedging Obligations and (iii) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07 of this Indenture.

“Issue Date” means the first date on which the Series A Notes are issued hereunder.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New Orleans, Louisiana, or at a place of payment with respect to the Notes are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement) or any assignment (or agreement to assign) any right to income or profits from any property or asset by way of security.

“Liquid Securities” means equity securities (1) of any master limited partnership, (2) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (3) as to which (a) the holder is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act), (b) a registration statement under the Securities Act covering the resale thereof is in effect, or (c) the Company or a Subsidiary is entitled to registration rights under the Securities Act.

“Make Whole Premium” means, with respect to any Note on any redemption date, the excess, if any, of (1) the present value at such redemption date of (A) the redemption price of the Note at December 1, 2009 (such redemption price being set forth in the table appearing in Section 3.07(b) of this Indenture) and (B) all required interest payments due on the Note during the period from such redemption date through December 1, 2009 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points over (2) the principal amount of the Note, if greater.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication) the following: (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result thereof, (b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Indebtedness (other than under the Credit Facility) secured by a Lien on the property or assets that were the subject of such Asset Sale and (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such property or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (ii) constitutes the lender, (b) no default with respect to which (including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Notes” has the meaning attributed thereto in the Recital of this Indenture.

“Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board (if an executive officer), the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Administrative Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be, in the case of the Officers’ Certificate referred to in Section 4.04(a) hereof, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. Unless otherwise provided in this Indenture, the counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Notes” has the meaning set forth in Section 2.02 hereof.

“Pari Passu Indebtedness” means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company and its Restricted Subsidiaries the terms of which require the Company or such Restricted Subsidiary to apply such Net Proceeds to offer to repurchase such Indebtedness.

“Participant” means with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Investments” means (a) any Investment in the Company (including, without limitation, any acquisition of the Notes) or in a Restricted Subsidiary of the Company, (b) any Investment in Cash Equivalents, (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (d) any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or (ii) a disposition of assets that does not constitute an Asset Sale, (e) Investments in a Person engaged principally in the business of providing marine transportation or logistics services or other businesses reasonably complementary or related thereto as determined in good faith by the Board of Directors, provided that the aggregate amount of all such Investments at any one time outstanding pursuant to this clause (e) in Persons that are not Restricted Subsidiaries of the Company shall not exceed the greater of (i) $50.0 million and (ii) 10% of Consolidated Net Tangible Assets determined as of the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available, (f) Investments in stock, obligations or securities received in settlement of any debts owing to the Company or any Restricted Subsidiary of the Company as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary of the Company, in each case as to any debts owing to the Company or any Restricted Subsidiary of the Company that arose in the ordinary course of business of the Company or any such Restricted Subsidiary, and (g) any Investment in a Person to the extent such Investment was made or entered into in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company.

“Permitted Liens” means (a) Liens securing Indebtedness incurred pursuant to clause (a) of the second paragraph of Section 4.09 hereof, (b) Liens in favor of the Company and its Restricted Subsidiaries, (c) Liens on any property or asset of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to such merger or consolidation, were not created in contemplation of it and do not extend to any property or asset of the Company or any of its Restricted Subsidiaries other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries, (d) Liens on any property or asset existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to such acquisition, were not created in contemplation of it and do not extend to any other property or asset of the Company or any of its Restricted Subsidiaries, (e) Liens securing the performance of tenders, bids, statutory obligations, surety, appeal, return-of-money or performance bonds, government contracts, insurance obligations or other obligations of a like nature incurred in the ordinary course of business, or Liens securing reimbursement undertakings respecting letters of credit supporting any such obligations, (f) Liens securing Hedging Obligations, (g) Liens existing on the Issue Date, (h) Liens securing Non-Recourse Debt, (i) any interest or title of a lessor under an operating lease, (j) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business, (k) Liens on real or personal property or assets of the Company or a Restricted Subsidiary thereof to secure Indebtedness incurred for the purpose of (i) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 120 days after, completion of the acquisition of such property or assets or (ii) financing all or any part of the cost of construction or improvement of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction or improvement of, such property or assets and such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary thereof (other than any associated accounts, contracts and insurance proceeds), (l) Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness secured by Liens referred to in clauses (c), (d), (g), and (k) above and in this clause (l), (m) Liens securing Indebtedness of the Company or any Restricted Subsidiary of the Company that does not exceed $25.0 million at any one time outstanding, (n) Liens on any property or assets of the Company or any Restricted Subsidiary of the Company that were substituted or exchanged as collateral for other properties or assets of the Company or any Restricted Subsidiary of the Company that are referred to in any of the preceding clauses (c), (d) and (k) of this definition, provided that the fair market value of the substituted or exchanged properties or assets substantially approximates, at the time of the substitution or exchange, the fair market value of the other properties or assets so referred to, (o) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment has not been finally terminated or the period within which such proceeding may be initiated has not expired, (p) rights of banks to set off deposits against Indebtedness owed to said banks, (q) Liens upon specific items of inventory or other goods and proceeds of the Company or its Restricted Subsidiaries securing the Company’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business, and (r) legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that (a) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary

Guarantees, as the case may be, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (d) such Indebtedness is incurred either by the Company or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Notes, such guarantee shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee to at least the same extent.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Productive Assets” means Vessels or other assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in the business of providing marine transportation or logistics services (or any other business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Qualified Equity Offering” means (a) any sale of Equity Interests (other than Disqualified Stock) of the Company for cash pursuant to an underwritten offering registered under the Securities Act or (b) any other sale of Equity Interests (other than Disqualified Stock) of the Company for cash, in each case so long as such sale does not result in a Change of Control.

“Qualified Services Contract” means, with respect to any newly constructed offshore supply vessel, offshore service vessel (including, without limitation, any crewboat, fast supply vessel and anchor-handling towing supply (AHTS) vessel), tug, double-hulled tank barge and double-hulled tanker delivered to the Company or any of its Restricted Subsidiaries, or any such newly constructed vessel constructed for a third party and then acquired by the Company or any of its Restricted Subsidiaries within 365 days of such vessel’s original delivery date, a contract that the Board of Directors, acting in good faith, designates as a “Qualified Services Contract” pursuant to a Board Resolution, which contract:

(a) is between the Company or one of its Restricted Subsidiaries, on the one hand, and (i) a Person with a rating of either BBB- or higher from S&P or Baa3 or higher from Moody’s, or if such ratings are not available, then a similar investment grade rating from another nationally recognized statistical rating agency or (ii) any other Person provided such contract is supported by letters of credit, performance bonds or guarantees from a Person that has an investment grade rating as described in the preceding subclause (i) of this clause (a), or such contract provides for a lockbox or similar arrangements or direct payment to the Company or a Restricted Subsidiary by a Person with such an investment grade rating, for the full amount of the contracted payments due over the four-quarter reference period considered in calculating the Consolidated Interest Coverage Ratio;

(b) provides for services to be performed by the Company or one of its Restricted Subsidiaries involving the use of such vessel or a charter (bareboat or otherwise) of such vessel by the Company or one of its Restricted Subsidiaries, in either case for a minimum period of at least one year; and

(c) provides for a fixed or minimum dayrate or fixed or minimum volume or freight rates (including, if applicable, lay time and demurrage) for such vessel.

“Registration Rights Agreement” means (a) the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the Initial Purchasers relating to the Original Notes, a copy of which is attached hereto as Annex A, and (b) any similar agreement that the Company may enter into in relation to any other Series A Notes, in each case as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a permanent global senior note that contains the clause referred to in footnote 1, the paragraphs referred to in footnotes 2 and 3 and the additional schedule referred to in footnote 4 to the form of the Note attached hereto as Exhibit A, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing Notes originally issued or transferred in reliance on Regulation S (the “Regulation S Notes”).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor department of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Beneficial Interest” means any beneficial interest of a Participant or Indirect Participant in a Restricted Global Note.

“Restricted Definitive Notes” means the Definitive Notes that are required to bear the legend set forth in Section 2.06(f) hereof.

“Restricted Global Notes” means the 144A Global Note, the IAI Global Note and the Regulation S Global Note, each of which is required to bear the legend set forth in Section 2.06(f) hereof.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Notes” has the meaning attributed thereto in the Recital of this Indenture.

“Series B Notes” has the meaning attributed thereto in the Recital of this Indenture.

“Significant Subsidiary” means (a) any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, and (b) any other Restricted Subsidiary of the Company that represents more than 5% of the Consolidated Net Tangible Assets of the Company, based upon the most recent internal financial statements of the Company.

“Stated Maturity” means, with respect to any mandatory sinking fund or other installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof) and (c) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

“Subsidiary Guarantees” means the joint and several guarantees issued by all of the Guarantors pursuant to Article 10 hereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Transfer Restricted Securities” means securities that bear or are required to bear the legend set forth in Section 2.06(f) hereof, and includes the Restricted Global Notes and the Restricted Definitive Notes.

“Treasury Rate” means, as of any redemption date in respect of the Notes, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to December 1, 2009; provided, however, that if the period from the redemption date to December 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the legend set forth in Section 2.06(f) hereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate a Subsidiary as an Unrestricted Subsidiary only to the extent that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non Recourse Debt, (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate Section 4.11 hereof, and (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if: (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on the date not more than two Business Days prior to such determination.

“U.S. Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Vessels” means marine vessels.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person to the extent that (a) all of the outstanding Capital Stock which (other than directors’ qualifying shares and Capital Stock held by other statutorily required minority shareholders) shall at the time be owned directly or indirectly by such Person or (b) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction or its governmental agencies, authorities or state-owned businesses to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that such Person, directly or indirectly, owns the remaining Capital Stock in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

Section 1.02 OTHER DEFINITIONS.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Agreement Currency”	4.20
“Asset Sale Offer”	3.09
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15

Term	Defined in Section
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur” or “incurrence”	4.09
“Incurrence Time”	4.09
“Judgment Currency”	4.20
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Terminated Covenants	4.19

Section 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) the term “merger” includes a compulsory share exchange, a conversion of a corporation into another business entity and any other transaction having effects substantially similar to a merger under the General Corporation Law of the State of Delaware; and

(7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

Whenever the covenants or default provisions or definitions in this Indenture refer to an amount in U.S. dollars, that amount will be deemed to refer to the U.S. Dollar Equivalent of the amount of any obligation denominated in any other currency or currencies, including composite currencies.

Any determination of U.S. Dollar Equivalent for any purpose under this Indenture will be determined as of a date of determination as described in the definition of “U.S. Dollar Equivalent” in Section 1.01 and, in any case, no subsequent change in the U.S. Dollar Equivalent after the applicable date of determination will cause such determination to be modified.

ARTICLE 2

THE NOTES

Section 2.01 FORM AND DATING.

The Notes shall be issued only in registered form. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Series A Notes and the Series B Notes shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Notwithstanding the foregoing, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling to the extent permitted by law.

(a) Global Notes. Series A Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Notes, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Note Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. If beneficial interests in any such 144A Global Note or in any Regulation S Global Note are transferred to an Institutional Accredited Investor, then, for so long as the Applicable Procedures shall so permit, such beneficial interests shall be represented by an IAI Global Note having an initial principal amount equal to the aggregate amount of such beneficial interests, and such IAI Global Note shall be deposited on behalf of the beneficial owners of the Series A Notes represented thereby with the Note Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Any Series A Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Note Custodian and registered in the name of the Depository or the nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, as Registrar and Note Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(b) Book-Entry Provisions. Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Note Custodian as custodian for the Depository or under such Global Note, and the Depository (or its nominee, if the Depository is not the Holder) may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Section 2.02 EXECUTION AND AUTHENTICATION.

One Officer shall sign the Notes for the Company by manual or facsimile signature. If the Company has a corporate seal, it may be reproduced on the Notes and, if so, it may be in facsimile form.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee’s certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

Each Note shall be dated the date of its authentication.

The Trustee shall authenticate (i) the Series A Notes for original issue on the Issue Date in the aggregate principal amount of $225,000,000 (the “Original Notes”), (ii) subject to compliance with Section 4.09 hereof, additional Series A Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a written order of the Company described in this sentence and (iii) the Series B Notes for original issue from time to time for issue only in exchange for a like principal amount of Series A Notes, in each case upon a written order of the Company signed by one Officer, which written order shall specify (a) the amount of Notes to be authenticated and the date of original issue thereof, (b) whether the Notes are Series A Notes or Series B Notes, and (c) the amount of Notes to be issued in global form or definitive form. The aggregate principal amount of Notes outstanding at any time may not exceed $225,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Guarantor or an Affiliate of the Company.

Section 2.03 REGISTRAR AND PAYING AGENT.

The Company shall maintain an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (“Registrar”), and it shall maintain an office or agency in New York, New York, where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co registrars and one or more additional paying agents. The term “Registrar” includes any co registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not named in this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA’s provisions of this Indenture that relate to such Agent. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes.

The Company initially appoints the Trustee to act as Registrar, Paying Agent and Note Custodian with respect to the Global Notes at its Corporate Trust Office. Initially, the office or agency in New York, New York, where Notes may be presented for payment is Wells Fargo Corporate Trust, c/o DTC, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041.

Section 2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium or interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence and during the continuance of any Event of Default described in clause (h) or (i) of Section 6.01 hereof, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 HOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA §312(a).

Section 2.06 TRANSFER AND EXCHANGE.

(a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Restricted Global Notes shall be permitted as follows:

(i) Restricted Global Note to Regulation S Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Restricted Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions set forth in the legend in Section 2.06(f) and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable Regulation S Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

(ii) Restricted Global Note to 144A Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Restricted Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a 144A Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in the 144A Global Note equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating that the Person transferring such interest in a Restricted Global Note reasonably believes that the Person acquiring such interest in a 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable 144A Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

(iii) Restricted Global Note to IAI Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Restricted Global Note to a Person who is required to take delivery thereof in the form of an interest in an IAI Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in an IAI Global Note as provided in this Section 2.06(a)(iii). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in the IAI Global Note equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B-2 hereto from the transferor and a certificate substantially in the form of Exhibit C hereto from the transferee and, if such transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel reasonably acceptable to the Company and the Registrar that such transfer is in compliance with the Securities Act and any applicable blue sky laws of any state of the United States, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable IAI Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

(iv) Restricted Global Note to Unrestricted Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Restricted Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in an Unrestricted Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in an Unrestricted Global Note as provided in this Section 2.06(a)(iv). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in an Unrestricted Global Note equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B-3 attached hereto given by the owner of such beneficial interest stating (1) if the transfer is pursuant to Rule 144, that the transfer complies with the requirements of Rule 144, (2) the transfer is pursuant to an effective registration statement under the Securities Act, or (3) the transfer is to the Company or any of its Subsidiaries, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable Unrestricted Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

(b) Transfer and Exchange of Definitive Notes. If issued, Definitive Notes may not be exchanged or transferred for beneficial interests in a Global Note, except upon consummation of an Exchange Offer as contemplated by Section 2.06(f)(iv) hereof. When Definitive Notes are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Notes are presented or surrendered for registration of transfer or exchange, are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing, and the Registrar receives the following (all of which may be submitted by facsimile):

(i) in the case of Definitive Notes that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

(A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred (1) to the Company or any of its Subsidiaries, (2) in a transaction permitted by Rule 144 under the Securities Act or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

(B) if such Transfer Restricted Security is being transferred to a Person the transferor reasonably believes is a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

(C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or 904 under Regulation S of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto but containing the certification called for by clauses (1) through (4) of Exhibit B-1 hereto); or

(D) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B) or (C) above, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto), and a certification substantially in the form of Exhibit C hereto from the transferee, and, if such transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel reasonably acceptable to the Company and the Registrar that such transfer is in compliance with the Securities Act and any applicable blue sky laws of any state of the United States.

(c) [Intentionally omitted.]

(d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(e) Authentication of Definitive Notes in Absence of Depository or at Depository’s Election. If at any time (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes or has ceased to be a “clearing agency” registered under the Exchange Act and in either case a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice or (ii) an Event of Default has occurred and is continuing and the Depository notifies the Trustee in writing that it elects to terminate such book-entry system and to cause the issuance of Definitive Notes, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. Definitive Notes issued in exchange for beneficial interests in the Global Notes pursuant to this Section 2.06(e) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(f) Legends.

(i) Except as permitted by the following paragraphs (ii) and (iv), each Note certificate evidencing a Global Note or a Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form, until the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(k) promulgated under the Securities Act:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON WHO IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT, PRIOR TO [IN THE CASE OF RULE 144A OR IAI NOTES: THE EXPIRATION OF THE PERIOD SPECIFIED IN RULE 144(K)] [IN THE CASE OF REGULATION S NOTES: THE EXPIRATION OF THE 40 DAY PERIOD AFTER THE COMMENCEMENT OF THE OFFERING], OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO HORNBECK OFFSHORE SERVICES, INC. (THE “COMPANY”) OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR OR (F) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.”

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any beneficial interest in a Restricted Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

(A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon certification from the transferring holder substantially in the form of Exhibit B-3 hereto; and

(B) in the case of any beneficial interest in a Restricted Global Note, such interest shall be sold or transferred in compliance with the provisions of Section 2.06(a)(iv) hereof and the Global Note thereafter representing such interest shall not be required to bear the legend set forth in (i) above.

(iii) [Intentionally Omitted.]

(iv) Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in aggregate principal amount equal to the sum of (A) the principal amount of the Restricted Beneficial Interests accepted for exchange in the Exchange Offer and (B) the principal amount of any Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Unrestricted Global Notes, the Trustee, as Registrar and Note Custodian, shall reduce accordingly the aggregate principal amount of each applicable Restricted Global Note and cancel any Restricted Definitive Notes accepted for exchange.

(g) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes or a beneficial interest in another Global Note, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee, as Registrar and Note Custodian, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee, as Registrar and Note Custodian, to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, subject to this Section 2.06, the Company shall execute and, upon the written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.15 and 9.05 hereof).

(iii) Notwithstanding any other provision of this Section 2.06, 40 days after the later of the commencement of the offering of any Series A Notes and the date of original issuance of such Notes, beneficial interests in a Regulation S Global Note may be transferred or exchanged without compliance with any of the certification requirements of this Section 2.06.

(iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

(v) The Company and the Registrar shall not be required:

(A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of a Note other than in minimum amounts of $2,000 or multiple integrals of $1,000.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Sections 2.02 and 2.06(h)(i) hereof.

Section 2.07 REPLACEMENT NOTES.

If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by one Officer of the Company, shall authenticate a replacement Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) if the Trustee’s requirements are met. If required by the Trustee and the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. If, after the delivery of such replacement Note, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee, any Agent and any authenticating agent in connection therewith.

Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Notes.

Section 2.08 OUTSTANDING NOTES.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interests in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company, any Subsidiary of the Company or an Affiliate of the Company or any Subsidiary of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the entire principal of, and premium, if any, and interest on, any Note are considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue as of the date of such payment.

Section 2.09 TREASURY NOTES.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, a Subsidiary of the Company or an Affiliate, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company, a Subsidiary of the Company or an Affiliate offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate as the case may be.

Section 2.10 TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by one Officer of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 CANCELLATION.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and, at the request of the Company, shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company upon its written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, other than as contemplated by the Exchange Offer.

Section 2.12 DEFAULTED INTEREST.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided, however, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND REPURCHASE

Section 3.01 NOTICES TO TRUSTEE.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least five Business Days (unless a shorter period is acceptable to the Trustee) before the date of giving notice of a redemption pursuant to Section 3.01, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed (iv) the redemption price and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

Section 3.02 SELECTION OF NOTES TO BE REDEEMED.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum amounts of $2,000 and whole multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

Section 3.03 NOTICE OF REDEMPTION.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption cease to accrue on and after the redemption date;

(g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 DEPOSIT OF REDEMPTION PRICE.

No later than 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04 hereof) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal and any premium, from the redemption date until such principal and any premium are paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 NOTES REDEEMED IN PART.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07 OPTIONAL REDEMPTION.

(a) At any time prior to December 1, 2009, the Company may redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

(b) At any time on or after December 1, 2009, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2009	103.063%
2010	102.042%
2011	101.021%
2012 and thereafter	100.000%

(c) Further, prior to December 1, 2007, the Company may redeem on any one or more occasions Notes representing up to 35% of the aggregate principal amount of Notes originally issued under this Indenture (including any Notes originally issued after the Issue Date but excluding any Series B Notes for purposes of calculating the amount that may be redeemed) at a redemption price of 106.125% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that (i) Notes representing at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (including any Notes originally issued after the Issue Date but excluding any Series B Notes for purposes of calculating the amount that may be redeemed) remain outstanding immediately after the occurrence of each such redemption and (ii) such redemption shall occur within 60 days of the date of the closing of each such Qualified Equity Offering.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08 MANDATORY REDEMPTION.

Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to purchase or to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), the Company shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as principal payments are made at Stated Maturity. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Asset Sale Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Section 3.09 by virtue thereof.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest relating to the same period shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment shall continue to accrue interest;

(d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Company or a Paying Agent at the address specified in the notice before the termination of the Offer Period;

(g) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $2,000, and integral multiples of $1,000 in excess thereof, shall be purchased); and

(i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 PAYMENT OF NOTES.

The Company shall pay or cause to be paid the principal of, and interest and premium, if any, on, the Notes on the dates and in the manner provided in the Notes, and it shall pay or cause to be paid Additional Interest on the Notes on the dates and in the manner provided in the related Registration Rights Agreement. Principal, interest and premium, if any, shall be considered paid on the date due if a Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York City time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, interest and premium, if any, then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 MAINTENANCE OF OFFICE OR AGENCY.

The Company shall maintain an office or agency in New York, New York, where Notes may be presented or surrendered for payment, and it shall maintain an office or agency in the continental United States, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in New York, New York, where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the continental United States, in order that the Notes shall at all times be payable in New York, New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 REPORTS.

(a) Whether or not the Company is required to do so by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will file with the SEC within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and, within 15 days of filing, or attempting to file, the same with the SEC, furnish to the Holders of the Notes and the Trustee (i) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. The Company shall at all times comply with TIA §314(a).

(b) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders of the Notes, prospective purchasers of the Notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Section 4.04 COMPLIANCE CERTIFICATE.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 TAXES.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 RESTRICTED PAYMENTS.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.09 hereof; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (b), (c), (d), (f), (g) and (h), but including Restricted Payments permitted by clauses (a) and (e) of the next succeeding paragraph), is less than the sum of the following: (A) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2004 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) subject to clause (b) of the next succeeding paragraph, 100% of the aggregate net cash proceeds, and the fair market value of any property other than cash, received by the Company since January 1, 2004 from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into, or exchanged for, such Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into, or exchanged for, Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment plus (D) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair market value of the Investments previously made by the Company and its Restricted Subsidiaries in such Subsidiary as of the date of redesignation and (2) the amount of such Investments plus (E) $20,000,000.

The foregoing provisions will not prohibit any of the following: (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(B) of the preceding paragraph; (c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness; (d) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company; (e) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employee of the Company or any of its Restricted Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any calendar year; (f) the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; (g) in connection with an acquisition by the Company or by any of its Restricted Subsidiaries, the return to the Company or any of its Restricted Subsidiaries of Equity Interests of the Company or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims; and (h) the purchase by the Company of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation (except to the extent they qualify as Permitted Investments), in an amount equal to the greater of (a) the net book value of such Investments at the time of such designation and (b) the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payments would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of “Unrestricted Subsidiary.”

The Board of Directors may also redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation complies with the requirements described in the definition of “Unrestricted Subsidiary.” If the aggregate amount of all Restricted Payments calculated for purposes of the first paragraph of this Section 4.07 includes an Investment in an Unrestricted Subsidiary that subsequently becomes a Restricted Subsidiary pursuant to the terms of this paragraph, then the aggregate amount of such Restricted Payments shall be reduced by the lesser of (a) an amount equal to the fair market value of the Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time it becomes a Restricted Subsidiary and (b) the amount of such Investments.

Any designation or redesignation of a Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such action and evidencing the valuation of any Investment relating thereto (as determined in good faith by the Board of Directors) and an Officers’ Certificate certifying that such action complied with the terms of the definition of “Unrestricted Subsidiary” set forth in this Indenture and with this Section 4.07.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the

Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in the manner contemplated by the definition of the term “fair market value,” and the results of such determination shall be evidenced by an Officers’ Certificate delivered to the Trustee. Not later than the date of making any Restricted Payment (other than a Restricted Payment permitted by clause (b), (c), (d), (f), (g) or (h) of the second full paragraph of this Section 4.07), the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

Section 4.08 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to do any of the following: (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (1) the Credit Facility or Existing Indebtedness, each as in effect on the Issue Date, (2) this Indenture, the Notes and the Subsidiary Guarantees, (3) applicable law, (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the assets of any Person, other than the Person, or the assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (6) by reason of customary provisions restricting the transfer of copyrighted or patented materials consistent with industry practice, (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (8) customary provisions in bona fide contracts for the sale of properties or assets, (9) Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (1), (2) and (4) above, provided that the restrictions referred to in this Section 4.08 that are contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced or (10) provisions with respect to the disposition or distribution of assets in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Section 4.09 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” or an “incurrence”) any Indebtedness

(including, without limitation, Acquired Indebtedness) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness, and the Company may issue Disqualified Stock, in each case if the Consolidated Interest Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0 at the time such additional Indebtedness is incurred or such Disqualified Stock is issued (such time being called the “Incurrence Time”), in each case as determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been issued or incurred, as the case may be, at the beginning of such four-quarter period.

The foregoing provisions shall not apply to the incurrence by the Company or any of its Restricted Subsidiaries of any of the following Indebtedness:

(a) Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (1) $75,000,000 and (2) 20% of the Company’s Consolidated Net Tangible Assets determined as of the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available;

(b) Existing Indebtedness;

(c) Hedging Obligations;

(d) Indebtedness represented by the Original Notes, any Series B Notes issued in exchange for Series A Notes pursuant to an Exchange Offer or the Subsidiary Guarantees;

(e) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries, provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, as of the date of such issuance, sale or other transfer that is not permitted by this clause (e);

(f) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(g) the guarantee by the Company of Indebtedness of any of its Restricted Subsidiaries or by any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary, in each case, that was permitted to be incurred by another provision of this Section 4.09;

(h) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness incurred pursuant to the first paragraph and clause (b), (d) or (h) of the second paragraph of this Section 4.09; and

(i) any additional Indebtedness in an aggregate principal amount not in excess of $25,000,000 at any one time outstanding.

The Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (i) of the second paragraph, or is entitled to be incurred pursuant to the first paragraph, of this Section 4.09, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09, and such item of Indebtedness will be treated as having been incurred pursuant to such category.

Section 4.10 ASSET SALES.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (excluding for this purpose an Event of Loss) unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee) of the properties, assets, rights or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (i) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets, properties, rights or Equity Interests pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, (ii) Liquid Securities and (iii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) shall each be deemed to be Cash Equivalents for purposes of this Section 4.10.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale (including, without limitation, any Event of Loss), the Company or any such Restricted Subsidiary may apply such Net Proceeds to (a) permanently repay all or any portion of the principal of any secured Indebtedness (to the extent of the fair value of the assets collateralizing such Indebtedness, as determined by the Board of Directors) or (b) acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Productive Assets, provided that if the Company or such Restricted Subsidiary enters into a binding agreement to acquire such Productive Assets within such 365-day period, but the consummation of the transactions under such agreement has not occurred within such 365-day period, and the agreement has not been terminated, then the 365-day period will be extended to 18 months to permit such consummation; provided further, however, if such consummation does not occur, or such agreement is terminated within such 18-month period, then the Company may apply, or cause such Restricted Subsidiary to apply, within 90 days after the end of the 18-month period or the effective date of such termination, whichever is earlier, such Net Proceeds as provided in clauses (a) and (b) of this paragraph. Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under the Credit Facility, or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (a) and (b) of this paragraph shall be deemed to constitute “Excess Proceeds.”

Within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company shall commence an Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof; provided, however, that, if the Company is required to apply such Excess Proceeds to purchase, or to offer to purchase, any Pari Passu Indebtedness, the Company shall only be required to offer to purchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to purchase, the Company may use any remaining Excess Proceeds for general corporate purposes in any manner not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount that the Company is required to purchase, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, shall be purchased). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or suffer to exist any agreement (other than any agreement governing the Credit Facility) that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer.

Section 4.11 TRANSACTIONS WITH AFFILIATES.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary, and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20,000,000, an opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company, provided that such opinion will not be required with respect to any Affiliate Transaction or series of related Affiliate Transactions involving either (i) shipyard contracts that are awarded following a competitive bidding process and approved by a majority of the disinterested members of the Board of Directors or (ii) an Affiliate in which an unrelated third person owns Voting Stock in excess of that owned by the Company or any of its Restricted Subsidiaries; provided, however, that the following shall be deemed not to be Affiliate Transactions: (A) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary; (B) transactions between or among the Company and its Restricted Subsidiaries; (C) Permitted Investments and Restricted Payments that are permitted by the provisions of Section 4.07 of this Indenture; (D) loans or advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $500,000 outstanding at any one time; (E) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions; (F) maintenance in the ordinary course of business of customary benefit programs or arrangements for officers, directors and employees of the Company or any Restricted Subsidiary, including without limitation vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans and similar plans; (G) registration rights or similar agreements with officers, directors or significant shareholders of the Company or any Restricted Subsidiary; (H) issuance of Equity Interests (other than Disqualified

Stock) by the Company; and (I) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate.

Section 4.12 LIENS.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien on any property or asset owned on the Issue Date or thereafter acquired, or any income or profits therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company, unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, until such time as such Indebtedness is no longer secured by a Lien (other than Permitted Liens) or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, its Subsidiary Guarantee is equally and ratably secured, until such time as such Indebtedness is no longer secured by a Lien (other than Permitted Liens); provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness shall be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees.

Section 4.13 ADDITIONAL SUBSIDIARY GUARANTEES.

If the Company or any of its Restricted Subsidiaries shall, after the Issue Date, acquire or create another Significant Subsidiary or if any other Restricted Subsidiary shall become such, then such Significant Subsidiary shall become a Guarantor by executing a supplemental indenture in substantially the form of Exhibit E hereto and delivering it to the Trustee, together with a notation of Subsidiary Guarantee, an Opinion of Counsel and an Officers’ Certificate, in accordance with the terms of Section 10.02 of this Indenture; provided, however, that this requirement shall not apply to a Significant Subsidiary that is also a Foreign Subsidiary. If, after the Issue Date, any Restricted Subsidiary of the Company (including a Foreign Subsidiary) that is not already a Guarantor shall guarantee any other Indebtedness of the Company or any Indebtedness of a Domestic Subsidiary, then that Subsidiary shall become a Guarantor by executing a supplemental indenture in substantially the form of Exhibit E hereto and delivering it to the Trustee, together with a notation of Subsidiary Guarantee, an Opinion of Counsel and an Officers’ Certificate, in accordance with the terms of such Section10.02, within ten Business Days of the date on which it guaranteed such Indebtedness. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary (other than a Significant Subsidiary) shall be unconditionally released, as provided in Section 10.05 hereof, upon the release or discharge of its guarantee of all other Indebtedness of the Company or any of its Domestic Subsidiaries, except a release or discharge by, or as a result of payment under, such guarantee.

Section 4.14 CORPORATE EXISTENCE.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and, subject to Article 10 hereof, the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.15 OFFER TO PURCHASE UPON CHANGE OF CONTROL.

(a) Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to purchase all or any portion (equal to minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof) of each Holder’s Notes, at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”), subject to the right of Noteholders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to such date of purchase. Within 30 days following a Change of Control, the Company shall give notice to each Holder and the Trustee stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered and not withdrawn will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days but no later than 60 days from the date such notice is given (the “Change of Control Payment Date”); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to a minimum of $2,000 in principal amount. If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Section 4.15 by virtue thereof.

(b) At or before 11:00 a.m., New York time, on the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a minimum principal amount of $2,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) The Change of Control provisions described above shall be applicable whether or nor any other provisions of this Indenture are applicable.

(d) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16 ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

The Company (i) shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale or other disposition is of all the Capital Stock of such Restricted Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with Section 4.10 hereof, and (ii) shall not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company, except, in the case of both clauses (i) and (ii) above, with respect to (1) dispositions or issuances by a Wholly Owned Restricted Subsidiary of the Company as contemplated in clauses (a) and (b) of the definition of “Wholly Owned Restricted Subsidiary” or (2) other dispositions or issuances of Capital Stock of a Restricted Subsidiary of the Company, provided that, after giving pro forma effect thereto, the Investment of the Company and its Restricted Subsidiaries in all Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries of the Company, determined on a consolidated basis in accordance with GAAP, does not exceed 25% of Consolidated Net Tangible Assets of the Company. For purposes of this Section 4.16, the creation or perfection of a Lien on any Capital Stock of a Restricted Subsidiary of the Company to secure any Indebtedness of the Company or any of its Restricted Subsidiaries shall not be deemed to be a disposition of such Capital Stock; provided, however, any sale by the secured party of such Capital Stock following foreclosure of its Lien shall be subject to this Section 4.16.

Section 4.17 SALE-AND-LEASEBACK TRANSACTIONS.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided, however, that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof, provided, however, that this clause (2) shall no longer be effective if the Terminated Covenants shall have terminated in accordance with Section 4.19 hereof, and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (ii) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee) of the properties or assets that are the subject of such sale-and-leaseback transaction and (iii) the transfer of such properties or assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.18 NO INDUCEMENTS.

The Company shall not, and the Company shall not permit any of its Subsidiaries, either directly or indirectly, to pay (or cause to be paid) any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver, amendment or supplement of any terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid (or agreed to be paid) to all Holders which so consent, waive or agree to amend or supplement in the time frame set forth on solicitation documents relating to such consent, waiver, agreement or supplement.

Section 4.19 COVENANT TERMINATION.

(a) Once the Notes have achieved an Investment Grade Rating and no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall no longer be subject to Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 4.16 and 4.21 of this Indenture (collectively, the “Terminated Covenants”) and any provision of the Notes inconsistent with the elimination of the Terminated Covenants; provided, however, the Company and its Restricted Subsidiaries shall remain subject to Sections 4.01-4.06, 4.12, 4.13, 4.14, 4.17 (except to the extent set forth therein), 4.18, 4.20 and 5.01 (except to the extent set forth therein) of this Indenture. The Company shall deliver promptly to the Trustee an Officers’ Certificate notifying it of such occurrence.

(b) After termination of the Terminated Covenants, for purposes of complying with Section 4.12, the Liens described in clauses (a) and (m) of the definition of “Permitted Liens” shall be Permitted Liens only to the extent those Liens secure Indebtedness not exceeding, at the time of determination, 10% of the Consolidated Net Tangible Assets of the Company. Once effective, this 10% limitation on Permitted Liens shall continue to apply during any later period in which the Notes do not have an Investment Grade Rating.

Section 4.20 ENFORCEABILITY OF JUDGMENTS; INDEMNIFICATION FOR FOREIGN CURRENCY JUDGMENTS.

The obligations of the Company to any Holder or the Trustee shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than United States dollars (the “Agreement Currency”), be discharged only to the extent that on the day following receipt by such Holder or the Trustee, as the case may be, of any amount in the Judgment Currency, such Holder or the Trustee may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder or the Trustee, as the case may be, in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding such judgment, to pay to such Holder or the Trustee, as the case may be, the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder or the Trustee, as the case may be, such Holder or the Trustee, as the case may be, shall pay to or for the account of the Company such excess, provided that such Holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default has occurred and is continuing, in which case such excess may be applied by such Holder or the Trustee, as the case may be, to such obligations.

Section 4.21 CONDUCT OF BUSINESS.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the marine transportation and logistics business and such other businesses as are complementary or related thereto as determined in good faith by the Board of Directors.

ARTICLE 5

SUCCESSORS

Section 5.01 MERGER, CONSOLIDATION OR SALE OF ASSETS .

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists and (d) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof, provided, however, that this clause (d) shall no longer be effective if the Terminated Covenants shall have terminated in accordance with Section 4.19 hereof.

In connection with any consolidation, merger or disposition contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, (i) an Officers’ Certificate stating that such consolidation, merger or disposition and any supplemental indenture in respect thereto comply with this provision and that all conditions precedent in the Indenture provided for relating to such transaction or transactions have been complied with and (ii) an Opinion of Counsel stating that the requirements of Section 5.01(a) and (b) have been satisfied.

Section 5.02 SUCCESSOR CORPORATION SUBSTITUTED.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from its obligations under this Indenture or the Notes in the case of any such lease.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 EVENTS OF DEFAULT.

An “Event of Default” occurs if:

(a) the Company defaults in the payment when due of interest (including any Additional Interest) on the Notes, and such default continues for a period of 30 days;

(b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes;

(c) the Company fails to comply with any of the then applicable provisions of Section 3.09, 4.10, 4.15 or 5.01 hereof;

(d) the Company fails to observe or perform any other then applicable covenant or other agreement in this Indenture or the Notes for 60 days after it receives written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding of such failure;

(e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness, including any extension thereof (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at least $10,000,000; and provided, further, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, an Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments are not paid or discharged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10,000,000;

(g) the failure of any Guarantor to perform any covenant set forth in its Subsidiary Guarantee or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee for any reason other than as provided in this Indenture;

(h) the Company or any Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is not paying its debts as they become due; or

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(iii) orders the liquidation of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 ACCELERATION.

If any Event of Default occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of such acceleration) have been cured or waived.

If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

Section 6.03 OTHER REMEDIES.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 WAIVER OF PAST DEFAULTS.

Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 CONTROL BY MAJORITY.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 LIMITATION ON SUITS.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and

(e) during such 60 day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 PRIORITIES.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee’s reasonable costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 RIGHTS OF TRUSTEE.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (1) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) hereof; or (2) any Default or Event of Default of which is Responsible Officer shall have received written notification or obtained actual knowledge.

(h) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(i) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

(j) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Notes, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Notes.

Section 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 TRUSTEE’S DISCLAIMER.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §313(b)(2) and §313(b)(1). The Trustee shall also transmit by mail all reports as required by TIA §313(c).

Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of one such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or premium, if any, or interest on, particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy law.

The Trustee shall comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08 REPLACEMENT OF TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any applicable bankruptcy law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of the Notes. Any such successor must nevertheless be eligible and qualified under the provisions of Section 7.10 hereof.

Section 7.10 ELIGIBILITY; DISQUALIFICATION.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

Section 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE;

SATISFACTION AND DISCHARGE

Section 8.01 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate delivered to the Trustee, at any time, exercise its rights under either Section 8.02 or 8.03 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 LEGAL DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have discharged its obligations with respect to all outstanding Notes, and each Guarantor shall be deemed to have discharged its obligations with respect to its Subsidiary Guarantee, on the date the conditions set forth in Section 8.04 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Subsidiary Guarantee (which in each case shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in (a) and (b) below) and to have satisfied all its other obligations under such Notes or Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest on, such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and any Guarantor’s obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 COVENANT DEFEASANCE.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in Article 4 (other than those in Sections 4.01, 4.02, 4.06, and 4.14) on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), 6.01(e) and 6.01(f) hereof shall not constitute Events of Default.

Section 8.04 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in dollars, non callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the outstanding Notes on the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing either (A) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence or within 30 days thereof) or (B) insofar as Events of Default described in Sections 6.01(h) and 6.01(i) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be based on such solvency certificates or solvency opinions as counsel deems necessary or appropriate) to the effect that, after the 91st day following such deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(h) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concurrently with the satisfaction of the conditions set forth in this Section 8.04, any Liens securing the Notes that were created pursuant to the requirements of Section 4.12 hereof shall terminate and be released, and the Trustee, on demand and at the expense of the Company, shall execute proper instruments acknowledging such release.

Section 8.05 SATISFACTION AND DISCHARGE.

This Indenture shall upon the request of the Company cease to be of further effect with respect to all outstanding Notes (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Company’s and any Guarantor’s obligations under Section 7.07, and the Trustee’s and each Paying Agent’s obligations under Sections 8.06 and 8.07) and Guarantees, and the Trustee, on demand and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either

(i) all outstanding Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii) all outstanding Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable by reason of the giving of a notice of redemption or otherwise;

(B) shall become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company or any Guarantor, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in an amount sufficient (without consideration of any reinvestment of interest and as certified by an independent public accountant designated by the Company expressed in a written certification thereof delivered to the Trustee) to pay and discharge the entire indebtedness of the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any), and accrued and unpaid interest to the date of such deposit (in the case of Notes which have become due and payable) or the Stated Maturity or redemption date, as the case may be;

(b) the Company or any Guarantor has paid or caused to be paid all other sums then due and payable hereunder by it under this Indenture;

(c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and after giving effect to such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; and

(d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In order to have money available on a payment date to pay principal of, and premium, if any, and interest on, the Notes, the U.S. Government Securities shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. The U.S. Government Securities shall not be callable at the issuer’s option.

Section 8.06 DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to Section 8.07 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 or 8.05 hereof in respect of the outstanding Notes shall be (i) held in trust, (ii) and, at the written direction of the Company, such money may be invested, prior to maturity of the Notes, in U.S. Government Securities, and (iii)

applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 or 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 or 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which in the former case may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.07 REPAYMENT TO COMPANY.

Subject to applicable escheat and abandoned property laws, any money or U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or U.S. Government Securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in Investor’s Business Daily and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Nothing contained in this Section 8.07 shall be deemed to affect any obligation of the Trustee or any Paying Agent to search for lost Holders pursuant to Rule 17Ad 17 under the Exchange Act.

Section 8.08 REINSTATEMENT.

If the Trustee or a Paying Agent is unable to apply any dollars or U.S. Government Securities in accordance with Section 8.05 or 8.06 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Subsidiary

Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02, 8.03 or 8.05 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.05 or 8.06 hereof, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, or premium, if any, or interest on, any Note following the reinstatement of its obligations, then it shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or such Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 WITHOUT CONSENT OF HOLDERS OF NOTES.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Company’s obligations to the Holders of the Notes pursuant to Article 5 hereof;

(d) to secure the Notes pursuant to the requirements of Section 4.12 or otherwise;

(e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note, provided that any change to conform this Indenture to the Company’s final offering circular relating to the Series A Notes shall not be deemed to adversely affect such legal rights;

(f) to add or to release any Guarantor, in each case as provided in Article 10 hereof; or

(g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 WITH CONSENT OF HOLDERS OF NOTES.

Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes).

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption or purchase of the Notes by the Company (except other than the provisions of Sections 3.09, 4.10 and 4.15 hereof);

(c) reduce the rate of or change the time for payment of interest on any Note;

(d) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or premium, if any, or interest on, the Notes (except as permitted in clause (g) below);

(g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Sections 4.10 and 4.15 hereof);

(h) make any change in the ranking of the Notes relative to other Indebtedness of the Company or in any Subsidiary Guarantee relative to other Indebtedness of the Guarantors, in either case in a manner adverse to the Holders of Notes; or

(i) make any change in the foregoing amendment, supplement and waiver provisions.

Section 9.03 COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 NOTATION ON OR EXCHANGE OF NOTES.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

GUARANTEES OF NOTES

Section 10.01 SUBSIDIARY GUARANTEES.

Subject to Section 10.06 hereof, the Guarantors hereby, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, and premium, if any, and interest on, the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and premium, if any, and interest (to the extent permitted by law) on, the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, the Trustee or any Custodian in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of the Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

Section 10.02 EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee in substantially the form of Exhibit D hereto may be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that the supplemental indenture to this Indenture referred to in the next succeeding paragraph shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

To the extent required by the provisions of Section 4.13 hereof, the Company shall cause each of its Restricted Subsidiaries to execute a notation of Subsidiary Guarantee in substantially the form of Exhibit D hereto. Such notation of Subsidiary Guarantee shall be accompanied by a supplemental indenture in substantially the form of Exhibit E hereto, along with the Opinion of Counsel and Officers’ Certificate required under Section 9.06 of this Indenture; provided, however, that any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture need not execute a notation of Subsidiary Guarantee or supplemental indenture for so long as it continues to constitute an Unrestricted Subsidiary.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees on behalf of the Guarantors. Each Guarantor hereby agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on the notation of Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

Section 10.03 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

(a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

(b) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless: (i) subject to the provisions of Section 10.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such

Guarantor) assumes all the obligations of such Guarantor under the Notes and this Indenture, pursuant to a supplemental indenture in substantially the form of Exhibit E hereto, accompanied by a notation of its Subsidiary Guarantee as provided in such supplemental indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have a Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company, immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

(c) In the case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit E hereto, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Section 10.04 RELEASES FOLLOWING SALE OF GUARANTOR.

In the event of a sale or other disposition of all or substantially all of the properties or assets or all of the Capital Stock of any Guarantor, by way of merger, consolidation or otherwise, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the properties or assets (in the event of a sale or other disposition of all or substantially all of the properties or assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee and this Indenture; provided, however, that in the event such transaction constitutes an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee and this Indenture. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, and premium, if any, and interest on, the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article 10.

Section 10.05 RELEASES FOLLOWING DESIGNATION AS AN UNRESTRICTED SUBSIDIARY.

In the event that (i) the Company designates a Guarantor to be an Unrestricted Subsidiary or (ii) the guarantee by a Guarantor (other than a Significant Subsidiary) of all other Indebtedness of the Company or any of its Domestic Subsidiaries is released or discharged, except by, or as a result of payment under, such guarantee, then such Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee and this Indenture; provided, however, that, in the case of clause (i), such designation is conducted in accordance with this Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect of the foregoing or following the occurrence of either Legal Defeasance or the satisfaction and discharge of this Indenture pursuant to Section 8.05 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee and this Indenture.

Section 10.06 LIMITATION ON GUARANTOR LIABILITY.

Each Guarantor and, by its acceptance of Notes, each Holder, hereby confirm that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any applicable bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.07 “TRUSTEE” TO INCLUDE PAYING AGENT.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

ARTICLE 11

MISCELLANEOUS

Section 11.01 TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties shall control.

Section 11.02 NOTICES.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or the Guarantors:

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

Attention: Chief Financial Officer

Telecopy No.: (985) 727-2006

If to the Trustee:

Wells Fargo Bank, National Association

213 Court Street, Suite 703

Middletown, Connecticut 06457

Attention: Corporate Trust Services

Telecopy No.: (860) 704-6219

The Company, any of the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or delivered by overnight air courier guaranteeing next day delivery, in each case to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company gives a notice or communication to Holders, it shall give a copy at the same time to the Trustee and each Agent.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06 RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

No past, present or future director, officer, employee, incorporator, member, partner or shareholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08 GOVERNING LAW.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

Section 11.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10 SUCCESSORS.

All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11 SEVERABILITY.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12 COUNTERPART ORIGINALS.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13 TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14 CONSENT TO JURISDICTION.

Each of the Company and the Guarantors irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan in the

City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture, the Registration Rights Agreement or any Guarantee or Note. Each of the Company and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum.

Nothing in this Section shall limit the right of the Trustee or any Holder to bring proceedings against the Company or any Guarantor in the courts of any other jurisdiction.

[Signatures on following pages]

SIGNATURES

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Vice President and Chief Financial Officer

ENERGY SERVICES PUERTO RICO, LLC
HORNBECK OFFSHORE SERVICES, LLC
HORNBECK OFFSHORE TRANSPORTATION, LLC
HORNBECK OFFSHORE OPERATORS, LLC
HOS-IV, LLC
HORNBECK OFFSHORE TRINIDAD & TOBAGO, LLC

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Assistant Vice President

EXHIBIT A

(Face of Note)

HORNBECK OFFSHORE SERVICES, INC.

6.125% [Series A] [Series B] Senior Note due 2014

No.	$

CUSIP NO.

Hornbeck Offshore Services, Inc. hereby promises to pay to                      or registered assigns, the principal sum of                      Dollars ($                    ) [or such other amount as may be endorsed on the Schedule of Exchanges of Notes attached hereto]1 on December 1, 2014.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

HORNBECK OFFSHORE SERVICES, INC.

By:
Name:
Title:

1	This paragraph should be included only if the Note is issued in global form.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes referred
to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Date of Authentication:

(Back of Note)

6.125% [Series A][Series B] Senior Notes due 2014

[Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.] 2

2	This paragraph should be included only if the Note is issued in global form.

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON WHO IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT, PRIOR TO [IN THE CASE OF RULE 144A OR IAI NOTES: THE EXPIRATION OF THE PERIOD SPECIFIED IN RULE 144(K)] [IN THE CASE OF REGULATION S NOTES: THE EXPIRATION OF THE 40-DAY PERIOD AFTER THE COMMENCEMENT OF THE OFFERING], OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO HORNBECK OFFSHORE SERVICES, INC. (THE “COMPANY”) OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR OR (F) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.] 3

1. Interest. Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.125% per annum from November 23, 2004 until maturity, including if applicable, Additional Interest payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company will pay interest semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2005, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date

3	This paragraph should be removed upon the exchange of Series A Notes for Series B Notes in an Exchange Offer or upon the transfer of the Series A Notes that have been sold pursuant to the terms of the shelf registration contemplated by a Registration Rights Agreement.

referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in New York, New York or, at the option of the Company, payments of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to a Paying Agent. Such payments shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the specified offices of any Paying Agent.

If the due date for payment of the principal in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.

3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Registrar and Paying Agent at its Corporate Trust Office in Middletown, Connecticut. Initially, the office or agency in New York, New York, where Notes may be presented for payment is Wells Fargo Corporate Trust, c/o The Depository Trust Company, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of November 23, 2004 (“Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§77aaa 77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $225,000,000 aggregate principal amount in the case of Notes issued on the Issue Date (as defined in the Indenture).

5. OPTIONAL REDEMPTION.

(a) At any time prior to December 1, 2009, the Company may redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

(b) At any time on or after December 1, 2009, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2009	103.063%
2010	102.042%
2011	101.021%
2012 and thereafter	100.000%

(c) Further, prior to December 1, 2007, the Company may redeem on any one or more occasions Notes representing up to 35% of the aggregate principal amount of Notes originally issued under the Indenture (including any Notes originally issued after the Issue Date but excluding any Series B Notes for purposes of calculating such amount) at a redemption price of 106.125% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that (a) Notes representing at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (including any Notes originally issued after the Issue Date but excluding any Series B Notes for purposes of calculating such amount) remain outstanding immediately after the occurrence of each such redemption and (b) such redemption shall occur within 60 days of the date of the closing of each such Qualified Equity Offering.

6. MANDATORY REDEMPTION.

Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. PUT OPTION OF HOLDER.

(a) If there is a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to purchase all or any portion (equal to minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof) of each Holder’s Notes, at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”). Within 30 days following any

Change of Control, the Company shall give notice to each Holder and the Trustee describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company shall commence an offer to all Holders of Notes (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to purchase, or to offer to purchase, any Pari Passu Indebtedness, the Company shall only be required to offer to purchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to purchase, the Company may use any remaining Excess Proceeds for general corporate purposes in any manner not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount that the Company is required to purchase, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, shall be purchased). Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer taxes or similar governmental charges. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation, to secure the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder (provided that any change to conform the Indenture to the offering circular of the Company relating to the Series A Notes will not be deemed to adversely affect such legal rights), to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest, including Additional Interest, if any, on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with any of the then applicable provisions of Section 3.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after it receives written notice to observe or perform any other then applicable covenant or other agreement in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness, including any extension thereof (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at least $10,000,000, and provided, further, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, an Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as said rescission does not conflict with any judgment or decree; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee for any reason other than as provided in the Indenture; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice, declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to a payment obligation on the Notes) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. DEFEASANCE. The Notes are subject to legal and covenant defeasance upon the terms and conditions specified in Article 8 of the Indenture.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, member, partner or shareholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, certain Holders shall have all the rights set forth in the Registration Rights Agreement dated as of even date with the Indenture, among the Company, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”).

19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert Assignee’s Soc. Sec. or Tax I.D. no.)

(Print or Type Assignee’s Name, Address and Zip Code.)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

☐	Section 4.10	☐	Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $

Date:

Your Signature:
(Sign exactly as your name appears on the Note)

Soc. Sec. or Tax Identification No.:

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF EXCHANGES OF NOTES4

The following exchanges, redemptions, repurchases and transfers of interests of a part of this Global Note have been made:

Date of Exchange, Etc.	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

4	This should be included only if the Note is issued in global form.

EXHIBIT B-1

FORM OF CERTIFICATE FOR TRANSFER OF BENEFICIAL INTEREST

FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE

(Pursuant to Section 2.06(a)(i) of the Indenture)

Wells Fargo Bank, National Association,

              as Trustee and Registrar

Corporate Trust Services

213 Court Street, Suite 703

Middletown, Connecticut 06547

Re:	6.125% Senior Notes due 2014 of Hornbeck Offshore Services, Inc.

Reference is hereby made to the Indenture, dated as of November 23, 2004 (the “Indenture”), among Hornbeck Offshore Services, Inc. (the “Company”), the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $                      principal amount of Notes which are evidenced by one or more Restricted Global Notes and held with the Depository in the name of                     (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes, which amount, immediately after such transfer, is to be held with the Depository.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions set forth in the legend in Section 2.06(f) of the Indenture and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor hereby further certifies that:

(1)	The offer of the Notes was not made to a person in the United States;

(2)	either:

(a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

(b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

B-1-1

(3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S; and

(4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act.

Upon giving effect to this request to exchange a beneficial interest in a Restricted Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

cc: Hornbeck Offshore Services, Inc.

B-1-2

EXHIBIT B-2

FORM OF CERTIFICATE FOR TRANSFER OF BENEFICIAL INTEREST FROM

RESTRICTED GLOBAL NOTE TO 144A GLOBAL NOTE OR IAI GLOBAL NOTE

(Pursuant to Section 2.06(a)(ii) or (iii) of the Indenture)

Wells Fargo Bank, National Association,

              as Trustee and Registrar

Corporate Trust Services

213 Court Street, Suite 703

Middletown, Connecticut 06547

Re:	6.125% Senior Notes due 2014 of Hornbeck Offshore Services, Inc.

Reference is hereby made to the Indenture dated as of November 23, 2004 (the “Indenture”), among Hornbeck Offshore Services, Inc. (the “Company”), the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $                     principal amount of Notes which are evidenced by one or more Restricted Global Notes held with the Depository in the name of                      (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more 144A Global Notes or IAI Global Notes, to be held with the Depository.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

[CHECK ONE]

☐	such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

or

☐	such transfer is being effected pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 903 or 904 of Regulation S to Person who is an Institutional Accredited Investor and the Transferor further certifies that the transfer complies with the transfer restrictions applicable to Notes bearing the legend set forth in Section 2.06(f) of the

B-2-1

Indenture and the requirements of the exemption claimed, which certification is supported by (a) if such transfer is in respect of a principal amount of Notes at the time of transfer of $250,000 or more, a certificate executed by the transferee in the form of Exhibit C to the Indenture, or (b) if such transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, (i) a certificate executed in the form of Exhibit C to the Indenture and (ii) an Opinion of Counsel provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such transfer is in compliance with the Securities Act and (2) such transfer complies with any applicable blue sky securities laws of any state of the United States;

and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States or any other applicable jurisdiction.

Upon giving effect to this request to exchange a beneficial interest in Restricted Global Notes for a beneficial interest in 144A Global Notes or IAI Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to 144A Global Notes or IAI Global Notes, as the case may be, pursuant to the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

cc: Hornbeck Offshore Services, Inc.

B-2-2

EXHIBIT B-3

FORM OF CERTIFICATE FOR TRANSFER OF BENEFICIAL

INTEREST FROM RESTRICTED GLOBAL NOTE TO

UNRESTRICTED GLOBAL NOTE OR FOR

EXCHANGE OR REGISTRATION OF TRANSFER

OF DEFINITIVE NOTES

(Pursuant to Section 2.06(a)(iv) or 2.06(b)(b) of the Indenture)

Wells Fargo Bank, National Association,

              as Trustee and Registrar

Corporate Trust Services

213 Court Street, Suite 703

Middletown, Connecticut 06547

Re:	6.125% Senior Notes due 2014 of Hornbeck Offshore Services, Inc.

Reference is hereby made to the Indenture dated as of November 23, 2004 (the “Indenture”), among Hornbeck Offshore Services, Inc. (the “Company”), the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This relates to $             principal amount of Notes which are evidenced by one or more (i) Restricted Global Notes held with the Depository or (ii) Definitive Notes, in either case in the name of                    (the “Transferor”). The Transferor has requested either:

☐	a transfer of its beneficial interest in such Restricted Global Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Notes

or

☐	an exchange or transfer of such Definitive Note(s) in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes, to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

[CHECK ONE]

☐	the Notes are being acquired for the Transferor’s own account, without transfer;

or

B-3-1

☐	the Notes are being transferred to the Company or one of its Subsidiaries;

or

☐	the Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

or

☐	the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

or

☐	the Notes are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 903 or 904 of Regulation S to Person who is an Institutional Accredited Investor, which certification is supported by (a) if such transfer is in respect of a principal amount of Notes at the time of transfer of $250,000 or more, a certificate executed by the transferee in the form of Exhibit C to the Indenture, or (b) if such transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, (i) a certificate executed in the form of Exhibit C to the Indenture and (ii) an Opinion of Counsel provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such transfer is in compliance with the Securities Act and (2) such transfer complies with any applicable blue sky securities laws of any state of the United States;

or

☐	the Notes are being transferred pursuant to an effective registration statement under the Securities Act;

and the Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States or any other applicable jurisdiction.

B-3-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

cc: Hornbeck Offshore Services, Inc.

B-3-3

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED BY

INSTITUTIONAL ACCREDITED INVESTORS

(Pursuant to Section 2.06(a)(iii) or 2.06(b) of the Indenture)

                        ,

Wells Fargo Bank, National Association,

              as Trustee and Registrar

Corporate Trust Services

213 Court Street, Suite 703

Middletown, Connecticut 06547

Ladies and Gentlemen:

We are delivering this letter in connection with our purchase of 6.125% Senior Notes due 2014 (the “Notes”) of Hornbeck Offshore Services, Inc. (the “Company”). We hereby confirm that:

(i) we are an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”);

(ii) any purchase of Notes by us will be for our own account or, if we are buying for one or more institutional accounts for which we are acting as fiduciary or agent and we are not a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), each such account is an Institutional Accredited Investor;

(iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes and we, and any accounts for which we are acting, are able to bear the economic risks of its or their investment;

(iv) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided, however, that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

(v) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

C-1

We understand that the Notes were offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States in a transaction meeting the requirements of Rule 903 or 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (iv) to the Company or any of its subsidiaries or (v) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, and we will, and each subsequent holder of the Notes is required to, notify any subsequent purchaser from us or it of the resale restrictions set forth in clause (i) above. We acknowledge that the Notes will bear legends substantially to the foregoing effect. We understand that the registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with.

We acknowledge that you and the Company will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Name of Purchaser]

By
Name:
Title:
Address:

C-2

EXHIBIT D

NOTATION OF SUBSIDIARY GUARANTEE

Subject to Section 10.06 of the Indenture, each Guarantor has jointly and severally, unconditionally guaranteed to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, and premium, if any, and interest on, the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on overdue principal of, and premium, if any, and interest (to the extent permitted by law) on, the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors under the Indenture in the same manner and to the same extent as the Obligations of the Company. The Guarantors have agreed that their Obligations under the Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, has waived diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor has agreed that it shall not be entitled to, and hereby has waived, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed under the Indenture. Each Guarantor further has agreed that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed under the Indenture may be accelerated as provided in Article 6 of the Indenture for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations

D-1

guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantees. The terms of Article 10 of the Indenture are incorporated herein by reference. The Subsidiary Guarantees are subject to release as and to the extent provided in Sections 10.04 and 10.05 of the Indenture.

Each Subsidiary Guarantee is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company’s Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred in the Indenture upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Each Subsidiary Guarantee is a guarantee of payment and not a guarantee of collection.

For purposes hereof, each Guarantor’s liability under its Subsidiary Guarantee shall be limited in amount as provided in Section 10.06 of the Indenture.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[GUARANTORS]

By
Name:
Title:

D-2

EXHIBIT E

HORNBECK OFFSHORE SERVICES, INC.

and

the Guarantors named herein

Series A and Series B

6.125% Senior Notes due 2014

FORM OF SUPPLEMENTAL INDENTURE

Dated as of                     ,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

This SUPPLEMENTAL INDENTURE, dated as of                              ,         , is among Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Company, certain Guarantors and the Trustee entered into an Indenture, dated as of November 23, 2004 (the “Indenture”), pursuant to which the Company has originally issued $225,000,000 in principal amount of 6.125% Senior Notes due 2014 (the “Notes”); and

WHEREAS, Section 9.01(f) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add any new Guarantor to comply with Section 10.02 or 10.03 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 10.02 or 10.03 and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee (a copy of which is attached hereto), the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

SECTION 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

HORNBECK OFFSHORE SERVICES, INC.

By
Name:
Title:

[GUARANTORS]

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By
Name:
Title:

ANNEX A

Hornbeck Offshore Services, Inc.

$225,000,000

6.125% Senior Notes due 2014

unconditionally guaranteed as to the

payment of principal, premium,

if any, and interest by

Energy Services Puerto Rico, LLC

Hornbeck Offshore Services, LLC

Hornbeck Offshore Transportation, LLC

Hornbeck Offshore Operators, LLC

HOS-IV, LLC and

Hornbeck Offshore Trinidad & Tobago, LLC

Exchange and Registration Rights Agreement

November 23, 2004

Goldman, Sachs & Co.

Bear, Stearns & Co. Inc.

Jefferies & Company, Inc.

As representatives of the several Purchasers

named in Schedule I to the Purchase Agreement

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) $225,000,000 aggregate principal amount of the Company’s 6.125% Senior Notes due 2014, which are unconditionally guaranteed by Energy Services Puerto Rico, LLC, Hornbeck Offshore Services, LLC, Hornbeck Offshore Transportation, LLC, Hornbeck Offshore Operators, LLC, HOS-IV, LLC and Hornbeck Offshore Trinidad & Tobago, LLC. As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchasers thereunder, the Company (as defined herein) and the Guarantors agree with the Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1. Certain Definitions. For purposes of this Exchange and Registration Rights Agreement, the following terms shall have the following respective meanings:

“Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

The term “broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Closing Date” shall mean the date on which the Securities are initially issued.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Effective Time,” in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(ii) or 3(d)(iii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(a) hereof.

“Exchange Registration” shall have the meaning assigned thereto in Section 3(c) hereof.

“Exchange Registration Statement” shall have the meaning assigned thereto in Section 2(a) hereof.

“Exchange Securities” shall have the meaning assigned thereto in Section 2(a) hereof.

“Guarantors” shall have the meaning assigned thereto in the Indenture.

The term “holder” shall mean each of the Purchasers and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Registrable Securities.

“Indenture” shall mean the Indenture, dated as of the Closing Date, among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee, as the same shall be amended from time to time.

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

The term “person” shall mean a corporation, limited liability company, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

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“Purchase Agreement” shall mean the Purchase Agreement, dated November 18, 2004, among the Purchasers, the Guarantors and the Company relating to the Securities.

“Purchasers” shall mean the Purchasers named in Schedule I to the Purchase Agreement.

“Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security when (i) in the circumstances contemplated by Section 2(a) hereof, the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(a) hereof (provided that any Exchange Security that, pursuant to the last two sentences of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to Sections 5, 6 and 9 until resale of such Registrable Security has been effected within the 180-day period referred to in Section 2(a)); (ii) in the circumstances contemplated by Section 2(b) hereof, a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; (iv) such Security is eligible to be sold pursuant to paragraph (k) of Rule 144; or (v) such Security shall cease to be outstanding.

“Registration Default” shall have the meaning assigned thereto in Section 2(c) hereof.

“Registration Default Period” shall have the meaning assigned thereto in Section 2(c) hereof.

“Registration Expenses” shall have the meaning assigned thereto in Section 4 hereof.

“Resale Period” shall have the meaning assigned thereto in Section 2(a) hereof.

“Restricted Holder” shall mean (i) a holder that is an affiliate of the Company within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities outside the ordinary course of such holder’s business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to the Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from the Company.

“Rule 144,” “Rule 405” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Securities” shall mean, collectively, the 6.125% Senior Notes due 2014 of the Company to be issued and sold to the Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture. Each Security is entitled to the benefit of the guarantees provided for in the Indenture (the “Guarantees”) and, unless the context otherwise requires, any reference herein to a “Security,” an “Exchange Security” or a “Registrable Security” shall include a reference to the related Guarantees.

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“Securities Act” shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

“Shelf Registration” shall have the meaning assigned thereto in Section 2(b) hereof.

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b) hereof.

“Special Interest” shall have the meaning assigned thereto in Section 2(c) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Exchange and Registration Rights Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Exchange and Registration Rights Agreement as a whole and not to any particular Section or other subdivision.

2. Registration Under the Securities Act.

(a) Except as set forth in Section 2(b) below, the Company agrees to file under the Securities Act, as soon as practicable, but no later than 90 days after the Closing Date, a registration statement relating to an offer to exchange (such registration statement, the “Exchange Registration Statement”, and such offer, the “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Company and guaranteed by the Guarantors, which debt securities and guarantees are substantially identical to the Securities and the related Guarantees, respectively (and are entitled to the benefits of a trust indenture which is substantially identical to the Indenture or is the Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for the Special Interest contemplated in Section 2(c) below (such new debt securities hereinafter called “Exchange Securities”). The Company agrees to use its reasonable best efforts to cause the Exchange Registration Statement to become effective under the Securities Act as soon as practicable, but no later than 180 days after the Closing Date. The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Company further agrees to use its reasonable best efforts to commence and complete the Exchange Offer promptly, but no later than 30 days after such registration statement has become effective, hold the Exchange Offer open for at least 20 business days and exchange Exchange Securities for all Registrable Securities that have been validly tendered and not validly withdrawn on or prior to the expiration of the Exchange Offer. The Exchange Offer will be deemed to have been “completed” only if the debt securities and related guarantees received by holders, other than Restricted Holders, in the Exchange Offer for Registrable Securities are, upon receipt, transferable by each such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of a substantial majority of the States of the United States of America. The Exchange Offer shall be deemed to have been completed upon the earlier to occur of (i) the Company having exchanged the Exchange Securities for all outstanding Registrable Securities pursuant to the Exchange Offer and (ii) the Company having exchanged, pursuant to the Exchange Offer, Exchange Securities for

4

all Registrable Securities that have been validly tendered and not validly withdrawn before the expiration of the Exchange Offer. The Company agrees (x) to include in the Exchange Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer and (y) to keep such Exchange Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 180th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities. With respect to such Exchange Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Sections 6(a), (c), (d) and (e) hereof.

(b) If (i) on or prior to the time the Exchange Offer is completed existing Commission interpretations are changed such that the debt securities or the related guarantees received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (ii) the Exchange Offer has not been completed within 210 days following the Closing Date or (iii) the Exchange Offer is not available to any holder of the Securities, the Company shall, in lieu of (or, in the case of clause (iii), in addition to) conducting the Exchange Offer contemplated by Section 2(a), file under the Securities Act as soon as practicable, but no later than 30 days after the time such obligation to file arises, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”). The Company agrees to use its reasonable best efforts (x) to cause the Shelf Registration Statement to become or be declared effective no later than 120 days after such Shelf Registration Statement is filed and to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the second anniversary of the Effective Time or such time as there are no longer any Registrable Securities outstanding, provided, however, that no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder, and (y) after the Effective Time of the Shelf Registration Statement, promptly upon the request of any holder of Registrable Securities that is not then an Electing Holder, to take any action reasonably necessary to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement, provided, however, that nothing in this Clause (y) shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(iii) hereof. The Company further agrees to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company agrees to furnish to each Electing Holder copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission.

(c) In the event that (i) the Company has not filed the Exchange Registration Statement or Shelf Registration Statement on or before the date on which such registration statement is required to be filed pursuant to Section 2(a) or 2(b), respectively, or (ii) such Exchange Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration

5

statement is required to become or be declared effective pursuant to Section 2(a) or 2(b), respectively, or (iii) the Exchange Offer has not been completed within 30 days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or Shelf Registration Statement required by Section 2(a) or 2(b) hereof is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted herein) without being succeeded immediately by an additional registration statement or post-effective amendment filed and declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, subject to the provisions of Section 9(b), special interest (“Special Interest”), in addition to the Base Interest, shall accrue on the outstanding Securities at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period.

(d) The Company shall take, and shall cause each Guarantor to take, all actions necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated, including all actions necessary or desirable to register the Guarantees under the registration statement contemplated in Section 2(a) or 2(b) hereof, as applicable.

(e) Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

3. Registration Procedures.

If the Company files a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

(a) At or before the Effective Time of the Exchange Offer or the Shelf Registration, as the case may be, the Company shall qualify the Indenture under the Trust Indenture Act.

(b) In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(c) In connection with the Company’s obligations with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the “Exchange Registration”), if applicable, the Company shall, as soon as practicable (or as otherwise specified):

(i) prepare and file with the Commission, as soon as practicable but no later than 90 days after the Closing Date, an Exchange Registration Statement on any form which may be utilized by the Company and which shall permit the Exchange Offer and resales of Exchange Securities by broker-dealers during the Resale Period

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to be effected as contemplated by Section 2(a), and use its reasonable best efforts to cause such Exchange Registration Statement to become effective as soon as practicable thereafter, but no later than 180 days after the Closing Date;

(ii) as soon as practicable prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and promptly provide each broker-dealer holding Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

(iii) promptly notify each broker-dealer that has requested or been provided, by or on behalf of the Company, copies of the prospectus included in the Registration Statement, and confirm such advice in writing, (A) when such Exchange Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Exchange Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time prior to consummation of the Exchange Offer the representations and warranties of the Company contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(iv) in the event that the Company would be required, pursuant to Section 3(e)(iii)(F) above, to notify any broker-dealers holding Exchange Securities, without delay prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission

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thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(v) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(vi) use its reasonable best efforts to (A) register or qualify the Exchange Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a) no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary or advisable to enable each broker-dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions; provided, however, that neither the Company nor any Guarantor shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation, by-laws or other organizational document or to any agreement between it and its stockholders or other equity interest holders;

(vii) use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Registration, the Exchange Offer and the offering and sale of Exchange Securities by broker-dealers during the Resale Period;

(viii) provide a CUSIP number for all Exchange Securities, not later than the applicable Effective Time; and

(ix) comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but no later than eighteen months after the effective date of such Exchange Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

(d) In connection with the Company’s obligations with respect to the Shelf Registration, if applicable, the Company shall, as soon as practicable (or as otherwise specified):

(i) prepare and file with the Commission, as soon as practicable but in any case within the time periods specified in Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by such of the holders as, from time to time, may be Electing Holders and use its reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as practicable but in any case within the time periods specified in Section 2(b);

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(ii) not less than 30 calendar days prior to the Effective Time of the Shelf Registration Statement, mail the Notice and Questionnaire to the holders of Registrable Securities; no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, holders of Registrable Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Company;

(iii) after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Company shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Company;

(iv) as soon as practicable prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission;

(v) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;

(vi) provide (A) the Electing Holders, (B) the underwriters (which term, for purposes of this Exchange and Registration Rights Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), if any, thereof, (C) any sales or placement agent therefor, (D) counsel for any such underwriter or agent and (E) not more than one counsel for all the Electing Holders the opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

(vii) for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(b), make available at reasonable times at the Company’s principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(vi) who shall certify to the Company that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration, such financial and other information

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and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person or otherwise improperly use any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii) promptly notify each of the Electing Holders, any sales or placement agent therefor and any underwriter thereof (which notification may be made through any managing underwriter that is a representative of such underwriter for such purpose) and confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) so long as any Registrable Securities are outstanding, if the representations and warranties of the Company contemplated by Section 3(d)(xvii) or Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

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(ix) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

(x) if requested by any managing underwriter or underwriters, any placement or sales agent or any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Electing Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of Registrable Securities being sold by such Electing Holder or agent or to any underwriters, the name and description of such Electing Holder, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Electing Holder or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xi) furnish to each Electing Holder, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(d)(vi) an executed copy (or, in the case of an Electing Holder, a conformed copy) of such Shelf Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Securities, upon request) and documents incorporated by reference therein) and such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Electing Holder, agent or underwriter, as the case may be) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and such other documents, as such Electing Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder, offered or sold by such agent or underwritten by such underwriter and to permit such Electing Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Electing Holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

(xii) use its reasonable best efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall

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reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(b) above and for so long as may be reasonably necessary to enable any such Electing Holder, agent or underwriter to complete its distribution of Securities pursuant to such Shelf Registration Statement and (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that neither the Company nor any Guarantor shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation, by-laws or other organizational document or to any agreement between it and its stockholders or other equity interest holders;

(xiii) use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Shelf Registration or the offering or sale in connection therewith or to enable the selling Electing Holder or Holders to offer, or to consummate the disposition of, their Registrable Securities;

(xiv) unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, and which certificates shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities;

(xv) provide a CUSIP number for all Registrable Securities, not later than the applicable Effective Time;

(xvi) enter into one or more underwriting agreements, engagement letters, agency agreements, “best efforts” underwriting agreements or similar agreements, as appropriate, including customary provisions relating to indemnification and contribution, and take such other actions in connection therewith as any Electing Holders aggregating at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding shall request in order to expedite or facilitate the disposition of such Registrable Securities;

(xvii) whether or not an agreement of the type referred to in Section 3(d)(xvi) hereof is entered into and whether or not any portion of the offering contemplated by the Shelf Registration is an underwritten offering or is made through a placement or sales agent or any other entity, (A) make such representations and warranties to the Electing Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of debt securities pursuant to any appropriate agreement or to a registration statement filed on the form applicable to the Shelf Registration; (B) obtain an opinion of counsel to the Company in customary form and

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covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, or as any Electing Holders of at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding may reasonably request, addressed to such Electing Holder or Electing Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the effective date of such Shelf Registration Statement (and if such Shelf Registration Statement contemplates an underwritten offering of a part or all of the Registrable Securities, dated the date of the closing under the underwriting agreement relating thereto) (it being agreed that the matters to be covered by such opinion generally shall include the due incorporation or formation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(d)(xvi) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Securities; the absence of material legal or governmental proceedings involving the Company; the absence of a breach by the Company or any of its subsidiaries of, or a default under, material agreements binding upon the Company or any subsidiary of the Company; the absence of governmental approvals required to be obtained in connection with the Shelf Registration, the offering and sale of the Registrable Securities, this Exchange and Registration Rights Agreement or any agreement of the type referred to in Section 3(d)(xvi) hereof, except such approvals as may be required under the Securities Act to declare the Shelf Registration effective or under state securities or blue sky laws; the material compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, respectively; and legal counsel will confirm its belief, as of the date of the opinion and of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, as to the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from the documents incorporated by reference therein (in each case other than the financial statements and other financial information contained therein) of an untrue statement of a material fact or the omission to state therein a material fact necessary to make the statements therein not misleading (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act)); (C) obtain a “cold comfort” letter or letters from the independent certified public accountants of the Company addressed to the selling Electing Holders, the placement or sales agent, if any, therefor or the underwriters, if any, thereof, dated (i) the effective date of such Shelf Registration Statement and (ii) the effective date of any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such Shelf Registration Statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in

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customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers’ certificates, as may be reasonably requested by any Electing Holders of at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding or the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above or those contained in Section 5(a) hereof and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantor; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Section 6 hereof;

(xviii) notify in writing each holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Exchange and Registration Rights Agreement pursuant to Section 9(h) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

(xix) in the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Conduct Rules) of the National Association of Securities Dealers, Inc. (“NASD”) or any successor thereto, as amended from time to time) thereof, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Conduct Rules, including by (A) if such Conduct Rules shall so require, engaging a “qualified independent underwriter” (as defined in such Conduct Rules) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Registrable Securities, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof (or to such other customary extent as may be requested by such underwriter), and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Conduct Rules; and

(xx) comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but in any event not later than eighteen months after the effective date of such Shelf Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

(e) In the event that the Company would be required, pursuant to Section 3(d)(viii)(F) above, to notify the Electing Holders, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Company shall without delay prepare and furnish to each of the Electing Holders, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or

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amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Electing Holder agrees that upon receipt of any notice from the Company pursuant to Section 3(d)(viii)(F) hereof, such Electing Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such Electing Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies which shall not be distributed, then in such Electing Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

(f) In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act. Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Until the expiration of two years after the Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

4. Registration Expenses.

The Company agrees to bear and to pay or cause to be paid promptly all expenses incident to the Company’s performance of or compliance with this Exchange and Registration Rights Agreement, including (a) all Commission and any NASD registration, filing and review fees and expenses including fees and disbursements of counsel for the placement or sales agent or underwriters in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(d)(xii) hereof and determination of their eligibility for investment under the laws of such jurisdictions as any managing underwriters or the Electing Holders may designate, including any fees and disbursements of one counsel

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acting for all the Electing Holders or underwriters in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities for delivery and the expenses of printing or producing any underwriting agreements, agreements among underwriters, selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing any of the Securities not in book-entry form), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities and the preparation of documents referred in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) internal expenses (including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance), (h) fees, disbursements and expenses of any “qualified independent underwriter” engaged pursuant to Section 3(d)(xix) hereof, (i) fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Company), (j) any fees charged by securities rating services for rating the Securities, and (k) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

5. Representations and Warranties.

The Company represents and warrants to, and agrees with, each Purchaser and each of the holders from time to time of Registrable Securities that:

(a) Each registration statement covering Registrable Securities and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to holders

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of Registrable Securities pursuant to Section 3(c)(iii)(F) or Section 3(d)(viii)(F) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(c)(iv) or Section 3(e) hereof, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities expressly for use therein.

(b) Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities expressly for use therein.

(c) The compliance by the Company with all of the provisions of this Exchange and Registration Rights Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company is bound or to which any of the property or assets of the Company or any subsidiary of the Company is subject, other than any such conflict, breach or default that, individually or in the aggregate, would not have a Material Adverse Effect (as such term is defined in the Purchase Agreement); nor will such action result in any violation of the provisions of the certificate of incorporation, by-laws or other organizational document of the Company or any Guarantor; nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary of the Company or any of their properties, other than any such violation that, individually or in the aggregate, would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company and the Guarantors of the transactions contemplated by this Exchange and Registration Rights Agreement, except the registration under the Securities Act of the Securities and the declaration of the effectiveness of any related registration statement, qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws in connection with the offering and distribution of the Securities.

(d) This Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

17

6. Indemnification.

(a) Indemnification by the Company and the Guarantors. The Company and the Guarantors, jointly and severally, will indemnify and hold harmless each of the holders of Registrable Securities included in an Exchange Registration Statement, each of the Electing Holders of Registrable Securities included in a Shelf Registration Statement and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Registrable Securities against any losses, claims, damages or liabilities, joint or several, to which such holder, agent or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration Statement or Shelf Registration Statement, as the case may be, under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such holder, Electing Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder, such Electing Holder, such agent and such underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any Guarantor shall be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein.

(b) Indemnification by the Holders and any Agents and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(b) hereof and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from the Electing Holder of such Registrable Securities and from each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Company, the Guarantors, and all other holders of Registrable Securities, against any losses, claims, damages or liabilities to which the Company, the Guarantors or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Electing Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Electing Holder or underwriter expressly for use therein, and (ii) reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder

18

shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder’s Registrable Securities pursuant to such registration.

(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 6(a) or 6(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with a single counsel (in addition to any local counsel) reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or

19

actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders’ and any underwriters’ obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

(e) The obligations of the Company and the Guarantors under this Section 6 shall be in addition to any liability which the Company or the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder, agent and underwriter and each person, if any, who controls any holder, agent or underwriter within the meaning of the Securities Act; and the obligations of the holders and any agents or underwriters contemplated by this Section 6 shall be in addition to any liability which the respective holder, agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Guarantor (including any person who, with his consent, is named in any registration statement as about to become a director of the Company or any Guarantor) and to each person, if any, who controls the Company within the meaning of the Securities Act.

7. Underwritten Offerings.

(a) Selection of Underwriters. If any of the Registrable Securities covered by the Shelf Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company.

(b) Participation by Holders. Each holder of Registrable Securities hereby agrees with each other such holder that no such holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

20

8. Rule 144.

The Company covenants to the holders of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities in connection with that holder’s sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

9. Miscellaneous.

(a) No Inconsistent Agreements. The Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Exchange and Registration Rights Agreement.

(b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchasers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Exchange and Registration Rights Agreement in accordance with the terms and conditions of this Exchange and Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

(c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433 and if to a holder, to the address of such holder set forth in the security register or other records of the Company, or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(d) Parties in Interest. All the terms and provisions of this Exchange and Registration Rights Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held

21

subject to all of the terms of this Exchange and Registration Rights Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Exchange and Registration Rights Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(e) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Exchange and Registration Rights Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

(f) Governing Law. This Exchange and Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(g) Headings. The descriptive headings of the several Sections and paragraphs of this Exchange and Registration Rights Agreement are inserted for convenience only, do not constitute a part of this Exchange and Registration Rights Agreement and shall not affect in any way the meaning or interpretation of this Exchange and Registration Rights Agreement.

(h) Entire Agreement; Amendments. This Exchange and Registration Rights Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Exchange and Registration Rights Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Exchange and Registration Rights Agreement may be amended and the observance of any term of this Exchange and Registration Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

(i) Inspection. For so long as this Exchange and Registration Rights Agreement shall be in effect, this Exchange and Registration Rights Agreement and a complete list of the names and addresses of all the holders of Registrable Securities shall be made available for inspection and copying on any business day by any holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Securities under the Securities, the Indenture and this Agreement) at the offices of the Company at the address thereof set forth in Section 9(c) above and at the office of the Trustee under the Indenture.

22

(j) Counterparts. This agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof (one for the Company, the Guarantors and each of the representatives plus one for each counsel), and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Guarantors and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Hornbeck Offshore Services, Inc.
Energy Services Puerto Rico, LLC
Hornbeck Offshore Services, LLC
Hornbeck Offshore Transportation, LLC
Hornbeck Offshore Operators, LLC
HOS-IV, LLC
Hornbeck Offshore Trinidad & Tobago, LLC

By:
James O. Harp, Jr.
Vice President &
Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

Bear, Stearns & Co. Inc.

Jefferies & Company, Inc.

By:
(Goldman, Sachs & Co.)

23

Exhibit A

Hornbeck Offshore Services, Inc.

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE: [DATE]*

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in the Hornbeck Offshore Services, Inc. (the “Company”) 6.125% Senior Notes due 2014 (the “Securities”) are held.

The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact Hornbeck Offshore Services, Inc., 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433 (telephone (985) 727-2000).

*	Not less than 28 calendar days from date of mailing.

A-1

Hornbeck Offshore Services, Inc.

Notice of Registration Statement

and

Selling Securityholder Questionnaire

(Date)

Reference is hereby made to the Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) among Hornbeck Offshore Services, Inc. (the “Company”), the Guarantors named therein and the Purchasers named therein. Pursuant to the Exchange and Registration Rights Agreement, the Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 6.125% Senior Notes due 2014 (the “Securities”). A copy of the Exchange and Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company’s counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

The term “Registrable Securities” is defined in the Exchange and Registration Rights Agreement.

A-2

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including, without limitation, Section 6 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.a

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Exchange and Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

[a]	The Exchange and Registration Rights Agreement must be included with the mailing of the Notice and Questionnaire.

A-3

QUESTIONNAIRE

(1)	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) below are Held:
(2)		Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

(3)		Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

	(a)	Principal amount of Registrable Securities beneficially owned: CUSIP No(s). of such Registrable Securities:

	(b)	Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP No(s). of such other Securities:

	(c)	Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:
CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

(4)		Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Company, other than the Securities listed above in Item (3).

State any exceptions here:

A-4

(5)	Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(6)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

A-5

In accordance with the Selling Securityholder’s obligation under Section 3(d) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i) To the Company:

James O. Harp, Jr.
Hornbeck Offshore Services, Inc.
103 Northpark Boulevard, Suite 300
Covington, Louisiana 70433

(ii) With a copy (which shall not constitute notice) to:

R. Clyde Parker, Jr.
Winstead Sechrest & Minick P.C.
600 Town Center Drive
1450 Lake Robbins Drive
The Woodlands, Texas 77380

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Agreement shall be governed in all respects by the laws of the State of New York.

A-6

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY’S COUNSEL AT:

R. Clyde Parker, Jr.
Winstead Sechrest & Minick P.C.
600 Town Center Drive
1450 Lake Robbins Drive
The Woodlands, Texas 77380

A-7

Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Wells Fargo Bank, National Association

Hornbeck Offshore Services, Inc.

c/o Wells Fargo Bank, National Association

213 Court Street, Suite 703

Middletown, CT 06457

Attention: Trust Officer

Re:	Hornbeck Offshore Services, Inc. (the “Company”)

6.125% Senior Notes due 2014

Dear Sirs:

Please be advised that                                          has transferred $                      aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form [            ] (File No. 333-             ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a “Selling Holder” in the Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)

B-1